Exhibit 99.1

FOR IMMEDIATE RELEASE

BJ’S WHOLESALE CLUB ANNOUNCES DEFINITIVE AGREEMENT TO BE ACQUIRED BY

LEONARD GREEN & PARTNERS AND CVC FOR $51.25 PER SHARE IN CASH

Transaction Valued at Approximately $2.8 Billion

WESTBOROUGH, Mass. – June 29, 2011 – BJ’s Wholesale Club, Inc. (NYSE: BJ) (“BJ’s” or the “Company”) today announced that it has entered into a definitive agreement to be acquired by affiliates of Leonard Green & Partners, L.P. (“LGP”) and funds advised by CVC Capital Partners (“CVC”) in an all-cash transaction valued at approximately $2.8 billion. Under the terms of the agreement, BJ’s shareholders will receive $51.25 per share in cash for each share of BJ’s common stock they hold, representing an approximately 38% premium to the closing price of BJ’s shares on June 30, 2010, the day before LGP announced its 9.5% ownership stake in the Company, and an approximately 7% premium to the closing price of BJ’s shares on June 28, 2011.

BJ’s Board of Directors, upon the recommendation of its committee of independent directors and following a process that began in February 2011, in which it explored and evaluated strategic alternatives, has unanimously approved the merger agreement and recommends that all BJ’s shareholders vote in favor of the transaction.

Thomas Shields, Lead Director and Chairman of the independent committee, said, “We are very pleased to announce a transaction that provides our shareholders with excellent value and the certainty of a significant cash premium for their shares. Today’s announcement is the result of a comprehensive process in which an independent committee of our Board, with the assistance of its outside financial advisor, thoroughly explored and carefully considered alternatives to enhance value for our shareholders. In connection with this process, CVC and LGP made a definitive offer to acquire BJ’s, and this offer was fully negotiated by the Company. BJ’s Board of Directors believes that this transaction maximizes value and is in the best interests of our shareholders, employees and members.”

Laura Sen, President and Chief Executive Officer, said, “BJ’s will benefit from the continued execution of our business plan and the significant retail expertise of our new partners at LGP and CVC, as well as from continued investments in our clubs, our people and technology, and the future of our business. Our members will continue to enjoy the top-quality merchandise, outstanding savings and great service that they’ve come to expect from BJ’s on every visit.”

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BJ’s Wholesale Club, Inc.

June 29, 2011

Jonathan Seiffer, Partner of LGP, said “BJ’s is the clear leader in the wholesale club industry in the eastern United States with strong brand equity and a proven and successful strategy. We are pleased to partner with Laura and the management team and look forward to the next phase of the Company’s growth.”

Cameron Breitner, Managing Director of CVC, said, “We are delighted to work in partnership with the BJ’s management team and our friends at LGP to support the continued growth of the Company. With its leading market positions, outstanding value proposition and service, and valued employee base, BJ’s is very well positioned to extend its history of strong financial and operating performance. This transaction will build upon CVC’s significant history of investing in world-class businesses in the consumer and retail sectors.”

The merger is subject to the approval of BJ’s shareholders, customary closing conditions and regulatory approvals. The transaction is expected to close during the fourth quarter of 2011. BJ’s will file a preliminary proxy statement with the SEC containing detailed information about the transaction and the Board and independent committee process. Once the SEC completes its review of the preliminary proxy statement, BJ’s will file a definitive proxy statement with the SEC and distribute it to shareholders.

Morgan Stanley & Co. Inc. acted as financial advisor to BJ’s, and Wilmer Cutler Pickering Hale and Dorr LLP served as its legal counsel. Potter Anderson & Corroon LLP served as legal counsel to BJ’s committee of independent directors. Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc. and Jefferies & Company, Inc. acted as financial advisors, and, in addition to General Electric Capital Corporation and Wells Fargo Capital Finance, LLC, provided fully committed financing to CVC and LGP. Latham & Watkins LLP and Simpson Thacher & Bartlett LLP acted as legal advisors to LGP and CVC, respectively.

About BJ’s Wholesale Club

BJ’s introduced the wholesale club concept to New England in 1984 and has since expanded to become a leading warehouse chain in the eastern United States. BJ’s Wholesale Club operates 190 warehouse clubs in 15 states. BJ’s press releases and filings with the SEC are available on the Internet at www.bjsinvestor.com.

About Leonard Green & Partners, L.P.

LGP is a leading private equity firm with over $9 billion of equity capital under management. Based in Los Angeles, LGP invests in market leading companies across a range of industries. Significant current retail investments include J. Crew, Jo-Ann Stores, Whole Foods Market, Neiman Marcus Group, PETCO Animal Supplies, Leslie’s Poolmart, The Sports Authority, The Container Store, Tourneau, David’s Bridal, Jetro Cash & Carry and The Tire Rack.

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BJ’s Wholesale Club, Inc.

June 29, 2011

About CVC Capital Partners

CVC is one of the world’s leading private equity and investment advisory firms, with a network of 20 offices and over 230 employees throughout Europe, Asia and the United States. CVC funds seek to identify attractive investments and then develop sustainable, long-term value in close partnership with management teams. To date, CVC has raised over $44 billion from a diverse and loyal investor base and is currently investing from funds with an aggregate of over $10 billion in available equity capital. Since its founding in 1981, CVC has completed over 280 investments in a wide range of industries and countries. CVC’s current retail investments in the U.S. include Pilot Flying J and Leslie’s Poolmart.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about LGP, CVC, the Company, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by LGP and the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting BJ’s Investor Relations department at bjsinvestor@bjs.com, or from www.bjsinvestor.com.

The Company, and its directors and executive officers, and LGP and CVC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended January 29, 2011 and its proxy statement dated April 8, 2011, which are filed with the SEC. Information about the directors and executive officers of LGP and CVC and a more complete description of the interests of the Company’s directors and officers will be available in the Proxy Statement regarding the acquisition when it becomes available.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transaction between LGP, CVC and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about LGP, CVC and the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements.

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BJ’s Wholesale Club, Inc.

June 29, 2011

There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the ability to realize anticipated synergies and cost savings; Factors that may cause or contribute to such differences include, without limitation, levels of gasoline profitability, levels of customer demand, economic and weather conditions, the rate of inflation or deflation, federal, state and local regulation in the Company’s markets, federal budgetary and tax policy, litigation, activities by organized labor, competitive conditions and the other factors described in the Company’s Annual Report on Form 10-K for the year ended January 29, 2011 and its most recent quarterly report filed with the SEC. LGP, CVC and the Company disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

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Contacts:

For BJ’s Wholesale Club: Cathy Maloney, VP Investor Relations, 774-512-6650

For CVC: Mary Zimmerman or Christina Stenson, Brunswick Group, 212-333-3810

For LGP: Michael Gennaro, Chief Operating Officer, 310-954-0414